Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-193462) pertaining to the 2011 Share Incentive Plan of 500.com Limited of our report dated March 26, 2014, with respect to the consolidated financial statements of 500.com Limited included in this Annual Report (Form 20-F) for the year ended December 31, 2013.

/s/ Ernst & Young Hua Ming LLP

Shenzhen, the People’s Republic of China

March 26, 2014